Page 17 of 50 Pages


                                   EXHIBIT AI

_______________________________________________________________________________
_______________________________________________________________________________




                        PHOENIX INFORMATION SYSTEMS CORP.


                             ______________________
                             ______________________



             SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT



_______________________________________________________________________________
_______________________________________________________________________________





                                December 23, 1996





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                                                             Page 18 of 51 Pages


                         SERIES C CONVERTIBLE PREFERRED
                            STOCK PURCHASE AGREEMENT


               THIS SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREE- MENT, dated December 23, 1996, is by and between PHOENIX INFORMATION SYSTEMS CORP., a Delaware corporation (the "Company"), and S-C PHOENIX PARTNERS, a New York general partnership ("Purchaser").

               WHEREAS, the Company desires to issue and sell a total of 833,333 of its shares of Series C Convertible Preferred Stock, par value $0.01 per share ("Series C Shares"), with such designations as are set forth on the Certificate of Designation (the "Certificate of Designation") annexed hereto as Exhibit A, which are convertible into shares of its common stock, par value $0.01 per share ("Common Stock"), on the terms and conditions provided in the Certificate of Designation;

               WHEREAS, Purchaser desires and has agreed to purchase the Series C Shares subject to the terms and conditions set forth herein; and

               WHEREAS, the parties desire to set forth their mutual agreements with respect to the sale and purchase of the Series C Shares.

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

               1. Sale and Purchase of the Series C Shares. Subject to the terms
                  ----------------------------------------
and conditions hereof, the Company hereby sells, transfers, assigns, conveys and delivers to Purchaser, and Purchaser purchases from the Company, the Series C Shares. Simultaneously herewith, the Company shall deliver to Purchaser a stock certificate representing the Series C Shares, duly executed by the Company against payment therefor in an amount equal to the $15,000,000 (or $18.00 per share) by wire transfer of immediately available funds to the Company's account as follows:

                      Account Name     :      Phoenix Information Systems Corp.
                      Account No.      :      1263680853
                      Bank             :      Barnett Bank of Pinellas County
                      Address          :      One Progress Plaza
                                              200 Central Avenue
                                              St. Petersburg, FL  33701
                                              (813) 892-1502
                      ABA No.          :      063000047

or to such other account or accounts as the Company may designate in writing.

               2.  Representations,  Warranties and Covenants of the Company. To
                   ---------------------------------------------------------
induce Purchaser to enter into this Agreement and to purchase the Series C Shares, the Company hereby represents, warrants and covenants to Purchaser that:

                                                             Page 19 of 51 Pages



               2.1  Organization,  Standing,  etc. The Company is a  corporation
                    -----------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to issue the Series C Shares and the shares of Common Stock issuable upon conversion thereof (collectively, the "Securities") and to otherwise perform its obligations hereunder and under the Certificate of Designation and the Registration Rights Agreement (the "Registration Rights Agreement") between the Company and Purchaser being executed simultaneously herewith in the form of Exhibit B hereto. The Company has all requisite corporate power and authority to own, lease and operate its business as presently conducted.

               2.2 Corporate  Acts and  Proceedings.  Each of this Agreement and
                   --------------------------------
the Registration Rights Agreement has been duly authorized by all necessary corporate action on behalf of the Company, has been duly executed and delivered by authorized officers of the Company, and is a valid and binding agreement on the part of the Company that is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. All corporate action necessary to the authorization, creation, issuance and delivery of the Series C Shares has been taken by the Company and the Certificate of Designation has been filed in the office of the Secretary of State of the State of Delaware. The 833,333 Series C Shares, when issued and fully paid for pursuant to this Agreement, the Share Dividends (as defined in the Certificate of Designation) on the Series C Shares and the Common Stock, when issued upon conversion of the Series C Shares in accordance with the terms thereof, will be duly and validly issued and fully paid and nonassessable and will not subject the holders thereof to statutory personal liability by reason of being such holders.

               2.3  Capitalization.  As of  December  5,  1996,  the  authorized
                    --------------
capital stock of the Company consisted of 125,000,000 shares of Common Stock, of which 48,214,739 are issued and outstanding as of the date hereof, and 5,000,000 shares of preferred stock of which 1,250,000 shares are designated as Series A Convertible Preferred Stock, par value $.01 per share ("Series A Shares"), of which 818,750 which are issued and outstanding, 1,250,000 shares are designated as Series B Convertible Preferred Stock, par value $.01 per share ("Series B Shares"), all of which are issued and outstanding, and 2,500,000 shares are designated as Series C Shares, none of which are issued and outstanding. The Common Stock, the Series A Shares, the Series B Shares and the Series C Shares are collectively referred to as the "Equity Securities." All outstanding Equity Securities have been duly and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 2.3, as of December 5, 1996,
                                       ------------
the Company has not issued any options, warrants or other rights of any kind to acquire shares of the Company's capital stock or securities convertible into or exchange- able for such shares, or commit itself to do any of the foregoing. Except as set forth on Schedule 2.3, there are no contracts, commitments,
                        ------------
agreements, understandings, arrangements, registration rights, or restrictions or preemptive rights to which the Company is a party or by which it is bound relating to Equity Securities or other securities of the Company, whether or not outstanding.

               2.4  Non-Contravention.   Neither  the  execution,  delivery  and
                    -----------------
performance of this Agreement or the Registration Rights Agreement nor the consummation of the transactions contemplated herein or therein will violate or be in conflict with any provision of the certificate of incorporation or bylaws

                                                             Page 20 of 51 Pages


of the Company, or violate or be in conflict with any material debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company is a party, or violate or be in conflict with any law, judgment, decree, order, regulation or ordinance by which the Company is bound or affected.

               2.5 Reports  Under  Securities  Exchange Act of 1934.  During the
                   ------------------------------------------------
period that the Company has been subject to the reporting requirements of the Securities Exchange Act of 1934 ("1934 Act"), the Company has filed all reports required to be filed pursuant thereto (collectively, "Reports"). As of their respective dates, all such Reports filed by the Company (including all exhibits and schedules thereto and documents incorporated by reference therein), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Purchaser shall be entitled to rely on all such Reports for purposes of the transactions contemplated by this Agreement. The Company covenants and agrees to continue to make all required filings under the 1934 Act as may be necessary to permit Purchaser to avail itself of the provisions of Rule 144 promulgated under the Securities Act of 1933 ("1933 Act") at such time as Rule 144 shall become available to Purchaser and to provide Purchaser with copies thereof promptly after filing. The Company has no knowledge of any facts, particular to the Company, which are reasonably likely to prevent or unreasonably delay the registration under the 1933 Act of the Common Stock as contemplated by the Registration Rights Agreement.

               2.6 No Brokers or Finders.  No person, firm or corporation has or
                   ---------------------
will have, as a result of any act or omission by the Company, any right, interest or valid claim against the Company or Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement except as set forth on Schedule 2.6. The Company shall indemnify and hold Purchaser harmless
         ------------
against any and all liability with respect to any such commission, fee or other compensation which may be payable or which shall be determined to be payable as a result of the actions of the Company in connection with the transactions contemplated by this Agreement.

               2.7  Governmental   Authorization;   Third  Party  Consents.   No
                    ------------------------------------------------------
approval, consent, compliance, exemption, authorization or other action by, or notice to or filing with, any governmental authority or any other entity, and no lapse of a waiting period, is necessary or required in connection with the execution, delivery or performance by the Company, or enforcement against the Company, of this Agreement and the Registration Rights Agreement or the transactions contemplated hereby or thereby.

               2.8 Litigation.  Except as set forth in the Reports, there are no
                   ----------
legal actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company, overtly threatened, at law, in equity, in arbitration or before any governmental authority against or affecting the Company.

                                                             Page 21 of 51 Pages


               2.9  Compliance  with Laws.  The Company is in  compliance in all
                    ---------------------
material respects with all laws, ordinances, regulations and orders of all U.S. and foreign governmental entities applicable to the Company, except as disclosed in the Reports.

               2.10 Intellectual  Property.  Except as specifically set forth in
                    ----------------------
the Reports, the Company owns or is licensed or otherwise has the right to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, franchises and other rights, all products, processes and methods, computer software, computer programs and similar intangible assets of the Company that are material to the operation of its business as presently conducted and as proposed to be conducted.

               2.11 Taxes.

               (a) Except as disclosed in the Reports, the Company has filed all returns with respect to all federal, state, county, local, foreign and other taxes, whether or not measured in whole or in part by net income (collectively, "Taxes"), required to be filed through the date hereof in a manner consistent with prior years. Except as disclosed in the Reports (and any interest, additions to tax and penalties incurred since the date of the last Report in connection with matters disclosed therein), the Company has paid all Taxes (in- cluding deficiencies, interest, additions to tax and penalties with respect thereto) that are shown as due through the date hereof, or that are claimed or asserted by any taxing authority to be due through the date hereof, with respect to the operations of the Company in each case except for those Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. Except as disclosed in the Reports (and any interest, additions to tax and penalties incurred since the date of the Reports in connection with matters disclosed therein), with respect to any period for which Tax returns have not yet been filed, or for which Taxes are not yet due or owing, the Company has no liability for Taxes in each case other than Taxes incurred in the ordinary course of business or for which accruals are reflected in the financial statements contained in the Reports.

               (b) Except as disclosed in the Reports, no audit or other proceedings by any court, taxing authority, or similar entity is pending or, to the knowledge of the Company, overtly threatened with respect to any Taxes due from or with respect to the operations of the Company or any Tax return filed by or with respect to the operations of the Company. No assessment of Taxes is proposed against the Company or its assets.

               2.12 Financial Condition. The Company has furnished Purchaser with true and complete copies of its latest Reports. The Company's financial statements contained in the Reports fairly present the financial position of the Company as of the dates thereof, and the results of operations and cash flows of the Company for the periods set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, subject, with respect to quarterly periods, to year-end adjustments.

                                                             Page 22 of 51 Pages


               2.13  Disclosure.  This  Agreement  does not  contain  any untrue
                     ---------
statement of a material fact or omit to state a material fact necessary in order to make any statement contained herein or therein, in the light of the circumstances under which it was made, not misleading. There is no fact known to the Company that has not been disclosed to Purchaser orally or in writing or in the Reports that materially adversely affects or, insofar as the Company can reasonably foresee, will materially adversely affect the Company or the ability of the Company to perform its obligations under this Agreement or the Registration Rights Agreement or to consummate the transactions contemplated hereby or thereby; provided, however, that any disclosure made herein with respect to any particular representation or warranty shall be deemed a disclosure for all purposes hereof.

               2.14 Material  Adverse Change.  Since the date of the last Report
                    ------------------------
there has not been any material adverse change nor, to the knowledge of the Company, is any such change overtly threatened, in the assets, business, operations or financial condition of the Company.

         3. Representations of Purchaser.  Purchaser represents,  warrants
                  ----------------------------
and covenants to the Company that:

               3.1 Organization,  etc.  Purchaser is a general  partnership duly
                   ------------------
organized and validly existing under the laws of the State of New York and has the requisite power and authority and has been duly authorized to perform its obligations hereunder and under the Registration Rights Agreement.

               3.2 Investment  Intent.  (a) The Securities  being acquired by it
                   ------------------
are being purchased for investment for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. Purchaser understands that such Securities have not been registered under the 1933 Act or any state securities laws by reason of their contemplated issu- ance in transactions exempt from the registration requirements of the 1933 Act pursuant to Section 4(2) thereof and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by Purchaser. Purchaser further understands that such Securities may not be transferred or resold without (i) registration under the 1933 Act and any applicable state securities laws, or (ii) an exemption from the requirements of the 1933 Act and applicable state securities laws.

               (b) Purchaser understands that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the 1933 Act by the Securities and Exchange Commission and that in any event Purchaser may not sell any such Securities pursuant to Rule 144 prior to the expiration of the period required under Rule 144 after it has acquired such Securities. Purchaser understands that any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144.

                                                             Page 23 of 51 Pages

               3.3 Location of Principal Office; Qualifications as an Accredited
                   -------------------------------------------------------------
Investor.  The address of Purchaser's  principal  office is set forth in Section
--------
7.1 hereof. Purchaser qualifies as an "accredited investor" for purposes of Regulation D promulgated under the 1933 Act. Purchaser acknowledges that the Company has made available to it the opportunity to ask questions and receive answers concerning the terms and conditions of the sale of securities contemplated by this Agreement and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of the information furnished to it. Purchaser (a) is able to bear the risk of loss of its entire investment in the Securities being acquired by it without any material adverse effect on its business, operations or prospects, and (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it pursuant to this Agreement.

               3.4 Acts and Proceedings. This Agreement has been duly authorized
                   --------------------
by all necessary action on the part of Purchaser. This Agreement, with respect to Purchaser, has been duly executed and delivered. This Agreement is a valid and binding agreement of Purchaser, en- forceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

               3.5 No Brokers or Finders.  No person, firm or corporation has or
                   ---------------------
will have, as a result of any act or omission by Purchaser, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement, except as set forth on Schedule
2.6. Purchaser shall indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or which shall be determined to be payable as a result of the actions of Purchaser in connection with the transactions contemplated by this Agreement.

         4.     Additional Agreements and Covenants.
                      -----------------------------------

               4.1 Financial Statements.  The Company shall provide to Purchaser
                   --------------------
unaudited monthly and quarterly financial statements, within 30 days after the last day of each calendar month and within 45 days after the last day of each fiscal quarter, respectively. In addition, the Company shall provide to Purchaser audited annual financial statements within 90 days after the end of each fiscal year. The Company shall provide to Purchaser such additional information regarding its business and financial condition as Purchaser shall reasonably request.

               4.2 Press Releases.  The Company and Purchaser shall consult with
                   --------------
each other with respect to any press release or public announcement pertaining to this Agreement or the Registration Rights Agreement, and shall not issue such press release or make any such public announcement prior to such consultation, except that (a) the Company may issue any such release or make any such public announcement as it shall determine, in its sole discretion, may be required by applicable law after consultation with Purchaser to the extent references to Purchaser shall be required to be disclosed and (b) Purchaser and its affiliates may make disclosure on any reports Purchaser or its affiliates shall furnish to their investors.

               4.3  Confidentiality.  Purchaser shall keep  confidential any and
                    ---------------
all confidential information regarding the Company, including its business, financial condition, operations, assets, employees and properties, except as may be required by law.

                                                             Page 24 of 51 Pages


               4.4  Further  Assurances.  The  Company,  on the  one  hand,  and
                    -------------------
Purchaser, on the other hand, agree from time to time after the date hereof, upon the request of the other, to do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts, documents and assurances as may be necessary or appropriate to carry out the terms of this Agreement.

               4.5 Additional Payments.  At the option of any Holder (as defined
                   -------------------
in the Certificate of Designation), such Holder shall have the right to pay additional consideration upon any conversion, liquidation or issuance of Series C Shares or Common Stock to the extent necessary to permit such conversion, liquidation or issuance to comply with applicable law, but any such payment pursuant to such option shall not in any way reduce the obligation of the Company under this Agreement if such payment were not to be made.

         5. Restriction on Transfer of Securities
            -------------------------------------

               5.1 Restrictions.  The Securities are only transferable  pursuant
                   ------------
to (a) an offering registered under the 1933 Act, (b) Rule 144 promulgated thereunder (or any similar rule then in effect) if such rule is available, or
(c) subject to the conditions specified elsewhere in this Sec- tion 5, any other legally available means of transfer.

               5.2  Legend.  Each  certificate  evidencing  Securities  shall be
                    ------
endorsed with the following legend:

               "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGIS- TRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECU- RITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COM- PANY THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS."

               5.3  Removal of  Legend.  Any legend  endorsed  on a  certificate
                    ------------------
pursuant to Section 5.2 hereof shall be removed, and the Company shall issue a Security without such legend to the holder of such Security, if such Security is being disposed of pursuant to a registration under the 1933- Act or pursuant to Rule 144 or any similar rule then in effect or if such holder provides that Compa- ny with an opinion of counsel satisfactory to the Company to the effect that a transfer of such Security may be made without registration. In addition, if the holder of such Security delivers to the Company an opinion of such counsel to the effect that no subsequent transfer of such Security shall require registration under the 1933 Act, the Company shall promptly upon such contemplated transfer deliver new Securities that shall not bear the legend set forth in Section 5.2.

                                                             Page 25 of 51 Pages


          6.     Indemnification.
                 ---------------

               6.1  Indemnitors;  Indemnified  Persons.  For  purposes  of  this
                    ----------------------------------
Section 6, each party which, pursuant to this Section 6, agrees to indemnify any other person or entity shall be referred to, as applicable, as the "Indemnitor" with respect to such persons and entities, and each such person and entity which shall be indemnified by the Indemnitor shall be referred to as the "Indemnified Person."

               6.2 Company Indemnity. The Company hereby agrees to indemnify and
                   -----------------
hold harmless Purchaser and its directors, officers, controlling persons (within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act), agents and employees from and against any and all claims, liabilities, losses, damages and expenses incurred by such Indemnified Person (including reasonable attorneys' fees and disbursements) which shall be caused by or related to or arise out of any material breach of any representation, warranty, covenant or agreement of the Company con- tained in this Agreement, and shall reimburse such Indemnified Person for all costs and expenses (including reasonable attorneys' fees and disbursements) as they shall be incurred, in connection with investigating, preparing for, or defending any action, claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, which shall have been caused by or related to or arise out of such breach, whether or not such Indemnified Person shall be named as a party thereto and whether or not any liability shall result therefrom. The Company shall not, however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to this Section 6.2 or otherwise which shall be finally judicially determined to have resulted primarily from an Indemnified Person's bad faith, willful misconduct or gross negligence, or any material breach by Purchaser of this Agreement. The Company further agrees that the Company shall not, without the prior written consent of Purchaser, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding.

               6.3 Purchaser Indemnity. Purchaser hereby agrees to indemnify and
                   -------------------
hold harmless each of the Company and its directors, officers, controlling persons (within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act), agents, including without limitation Robert Conrads, and employees from and against any and all claims, liabilities, losses, damages and expenses incurred by such Indemnified Person (including reasonable attorneys' fees and disbursements) which shall be caused by or related to or arise out of such Purchaser's material breach of any representation, warranty, covenant or agreement of such Purchaser contained in this Agree- ment, and shall reimburse such Indemnified Person for all costs and expenses (including reasonable attorneys' fees and disbursements) as they shall be incurred, in connection with investigating, prepar- ing for, or defending any action, claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, which shall be caused by or related to or arise out of such breach, whether or not such Indemnified Person shall be named as a party thereto and whether or not any liability results therefrom. Purchaser shall not, however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to this Section 6.3 or otherwise which shall be finally judicially determined to have resulted primarily from an Indemnified Person's bad faith, willful misconduct or gross negligence, or any material breach by the

                                                             Page 26 of 51 Pages

Company of this Agreement. Purchaser further agrees that it shall not, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding.

               6.4 Defense.  Promptly after receipt by an Indemnified  Person of
                   -------
notice of the commencement of any action or proceeding with respect to which indemnification may be sought hereunder, such person shall notify the Indemnitor of the commencement of such action or proceeding, but failure so to notify the Indemnitor shall not relieve the Indemnitor from any liability which the
Indemnitor  may have  hereunder or  otherwise,  unless the  Indemnitor  shall be materially prejudiced by such failure. If the Indemnitor shall so elect, the Indemnitor shall assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Person and shall pay the fees and disbursements of such counsel. In the event, however, that such Indemnified Person reasonably shall determine in its judgment that having common counsel would present such counsel with a conflict of interest or alternative defenses shall be available to an Indemnified Person or if the Indemnitor shall fail to assume the defense of the action or proceeding in a timely manner, then such Indemnified Person may employ separate counsel to represent or defend it in any such action or proceeding, and the Indemnitor shall pay the  reasonable  fees and  disbursements  of such  counsel;  provided,
                                                                       --------
however,  that  the  Indemnitor  shall  not be  required  to pay  the  fees  and
-------
disbursements of more than one separate counsel for all Indemnified Persons in any jurisdiction in any single action or proceeding. In any action or proceeding the defense of which the Indemnitor shall assume, the Indemnified Person shall have the right to participate in such litigation and to retain its own counsel at such Indemnified Person's own expense, so long as such participation shall not interfere with the Indemnitor's control of such litigation.

          7.     Miscellaneous.
                 ------------

               7.1   Notices.   All   notices,   requests,   demands  and  other
                     -------
communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or
(iii) on the date of transmission if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment,

               (a) if to Purchaser, at 888 Seventh Avenue, New York, New York 10106, Attn: Peter Hurwitz, Esq.; facsimile number: (212) 489-2005 or at such other address or facsimile number as the Purchaser may specify by written notice to the Company, or

               (b) if the Company at 100 Second Avenue South, Suite 1100, St. Petersburg, Florida 33701, Attention: Robert P. Gordon, Chairman or Paul W. Henry, Director; facsimile number: (813) 895-0378 or at such other address or facsimile number as the Company may specify by written notice to Purchaser.

                                                             Page 27 of 51 Pages


               7.2  Benefit  of  Agreement.  All  terms and  provisions  of this
                    ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               7.3 Governing Law. This Agreement and the legal  relations  among
                   -------------
the parties hereto shall be governed by and construed in accordance with the internal law of the State of New York (without regard to the laws of conflict that might otherwise apply) as to all matters includ- ing without limitation matters of validity, construction, effect, performance and remedies.

               7.4 Headings. The headings of the Sections of this Agreement have
                   --------
been inserted for convenience of reference only and do not constitute a part of this Agreement.

               7.5  Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               7.6  Entire  Agreement.  This  Agreement  represents  the  entire
                    -----------------
agreement   among  the  parties  with  respect  to  the  subject  matter  hereof superseding all prior agreements and understandings, written or oral.

               7.7 Expenses.  Each party shall be responsible  and shall pay for
                   --------
all expenses incurred by it in connection with the preparation, negotiation and execution of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein; provided,
                                                                       --------
however,  that the Company shall reimburse  Purchaser for reasonable  attorneys'
-------
fees which shall actually be incurred by it in connection herewith (including fees incurred in connection with the preparation, negotiation and execution and delivery of this Agreement) up to a maximum amount of $30,000.

               7.8 Arbitration.  Any dispute  hereunder or otherwise arising out
                   -----------
of relating to this Agreement (except for disputes directly relating to a third party claim for which indemnification may be required to the extent an action shall have been commenced by a third party in a court or other forum) shall be resolved only by arbitration by a single arbitrator. The arbitration shall be held in New York, New York and shall be conducted by the American Arbitration
Association (the "AAA") pursuant to its Commercial Arbitration Rules. The arbitrator shall be selected by the Company and Purchaser, or, failing such selection within ten days after any party shall have requested such arbitration, shall be selected by the AAA. The decision of the arbitrator shall be final and binding upon the parties, and the judgment upon the arbitral award may be entered by any court of competent jurisdiction, in law or in equity. Such decision shall include an award to the prevailing party of all costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection with the resolution of any such dispute. Any award shall include interest payable thereon at a rate of ten percent per annum from the date of the commencement of the arbitration. The parties expressly agree that the arbitrator shall have the power to incorporate injunctive relief or require specific performance as part of any award.

                                                             Page 28 of 51 Pages

               7.9  Schedules.   All  Schedules  referred  to  herein  refer  to
                    ---------
information provided in a separate disclosure document but shall be deemed to be a part hereof for purposes of representations and covenants herein.

                                  Next Page is Signature Page

                                                             Page 29 of 51 Pages



               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first stated above.



                                             PHOENIX INFORMATION
                                             SYSTEMS CORP.


                                             By:______________________________
                                                Title:


                                             S-C PHOENIX PARTNERS


                                             By:______________________________
                                                Name:
                                                Title:

                                                             Page 30 of 51 Pages

                                  Schedule 2.3

                                 Capitalization

See attached list.

                                                             Page 31 of 51 Pages


Preemptive Rights
-----------------

1. Rights granted pursuant to the Convertible Note Purchase Agreement, dated December 9, 1994, between the Company and Purchaser.

2.        Rights  granted  pursuant  to  the  Offshore  Convertible   Securities
          Subscription Agreement of the Company to Infinity Investors Ltd.

3. Rights granted pursuant to Regulation S Securities Subscription Agreement, dated as of September 30, 1996, among the Company, Infinity Investors Ltd. and Fairway Capital Limited.

Registration Rights
-------------------

1. Rights granted pursuant to the Registration Rights Agreement, dated as of December 9, 1994, between the Company and Purchaser.

2.        Rights granted to Robert Conrads and described in Schedule 2.6.

3.        Rights granted to Robert P. Gordon.

4. Rights granted pursuant to the Registration Rights Agreement, dated as of September 30, 1996, among the Company, Infinity Investors Ltd. and Fairway Capital Limited.

5. Rights granted pursuant to the Registration Rights Agreement, dated as of September 30, 1996, between the Company and Infinity Investors Ltd.

                                                             Page 32 of 51 Pages


                                  Schedule 2.6

                              Brokers and Finders


               In connection with this Agreement, the Company has agreed to accelerate options to purchase 105,000 shares of Common Stock, which were granted to Robert Conrads pursuant to a Unanimous Written Consent of the Board of Directors of the Company dated as of September 28, 1995. The exercise price for such options is $3.60 per share, and such options shall expire on the second anniversary of the date of this Agreement. In addition, the Company has agreed that such options shall have piggyback registration rights with no underwriter cutbacks.